UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, WellPoint, Inc. (the “Company”) issued an internal memo announcing an organizational realignment. A copy of the internal memo is furnished herewith as Exhibit 99.1.

As a part of the organizational realignment, Lori Beer’s current position of Executive Vice President, Specialty Business and Information Technology, will no longer exist. As a result, and after discussion about what is in both the Company’s and Ms. Beer’s long-term best interests, Ms. Beer’s employment relationship with the Company will terminate effective June 1, 2013, not for cause. Ms. Beer is assisting with the transition of her duties.

Exhibit 99.1 furnished with this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	WellPoint, Inc. Internal Memo dated May 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	WellPoint, Inc. Internal Memo dated May 20, 2013.